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                              KINDER MORGAN, INC.

                        Special Meeting of Stockholders
                         to be held September 28, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned hereby constitutes and appoints Joseph Listengart attorney and agent, with full power of substitution, to vote as proxy all the shares of Series A Common Stock standing in the name of the undersigned at the Special Meeting of Stockholders of Kinder Morgan, Inc. (the "Company") to be held at 1301 McKinney, Suite 3400, Houston Texas 77010 at 10:00 a.m., Houston time, on September 28, 1999, and at any adjournment(s) thereof in accordance with instructions noted below. Receipt of notice of the meeting and Joint Proxy Statement/Prospectus dated August 23, 1999, is hereby acknowledged.


             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET OUT BELOW.

       1. PROPOSAL TO APPROVE the Agreement and Plan of Merger, dated as of July 8, 1999, as amended, by and among the Company, K N Energy, Inc. and Rockies Merger Corp.

             FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


       IN HIS DISCRETION, THE AFOREMENTIONED PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                           DATED: __________________, 1999.




                                           -------------------------------------
                                                 Signature of Stockholder*



                                           *Please sign as name appears. Joint
                                           owners each should sign. When signing
                                           as attorney, trustee, administrator,
                                           executor, etc., please indicate your
                                           full title as such.



                PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.
                         PLEASE DO NOT FOLD THIS PROXY.